UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2006

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Executive Officer Compensation
On September 7, 2006, at a meeting of the Board of Directors of Aastrom Biosciences, Inc. (the "Company"), the Board approved bonuses of the Company’s executive officers for fiscal year ended June 30, 2006. The Committee also approved the annual base salaries (effective as of September 1, 2006) of the Company’s executive officers after a review of performance and competitive market data and approved additional grants of options to purchase the Company’s stock for such individuals. The bonuses and stock options were awarded pursuant to the previously adopted Employee Compensation Guidelines, except that stock options were substituted for grants of restricted stock. The following table sets forth: the fiscal year 2006 bonus, the new annual base salary levels and the number of shares subject to newly-approved option grants for the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement dated September 30, 2005, as well individuals expected to be Named Executive Officers in the Company’s proxy statement for its 2006 annual stockholder meeting).

Name: R. Douglas Armstrong
Position: Chief Executive Officer
2006 Bonus: $88,320
2007 Base Salary: -- (1)
Shares Subject to Options: --

Name: James A. Cour
Position: President and Chief Operating Officer
2006 Bonus: $45,780
2007 Base Salary: -- (1)
Shares Subject to Options: --

Name: Gerald D. Brennan, Jr.
Position: Vice President Administration and Financial Operations and Chief Financial Officer
2006 Bonus: $45,900
2007 Base Salary: $233,750
Shares Subject to Options: 219,600

Name: Janet M. Hock
Position: Vice President Global Research and Chief Scientific Officer
2006 Bonus: $44,696
2007 Base Salary: $219,100
Shares Subject to Options: --

Name: Robert J. Bard
Position: Vice President Regulatory/Clinical Affairs and Quality Systems
2006 Bonus: $49,128
2007 Base Salary: $220,052
Shares Subject to Options: 218,400

Name: Brian S. Hampson
Position: Vice President Product Development
2006 Bonus: $32,855
2007 Base Salary: $203,360
Shares Subject to Options: 190,800

(1) Dr. Armstrong and Mr. Cour ceased employment after the end of the recently completed fiscal year.

The compensation arrangements for Mr. George Dunbar, the Company’s current President and Chief Executive Officer, are described in the Current Report on Form 8-K filed on July 18, 2006.

Outside Director Compensation

Following a review conducted by the Compensation Committee of changing practices for compensating outside directors, on September 7, 2006 the Board of Directors approved a new compensation arrangement for recognizing the service of outside directors and more closely aligning their overall compensation with the interests of other shareholders.
Each nonemployee director will continue to receive an annual fee of $25,000 paid in equal quarterly increments. The chairperson of each standing committee and the Lead Director each will receive an annual fee of $7,500 and each non-chair committee member receive an annual fee of $5,000, payable quarterly. Directors will not be paid a separate amount for each board or committee meeting attended. Each nonemployee director who continues to serve beyond an Annual Shareholder Meeting will also receive a stock option to purchase 55,000 shares granted on the date of each Annual Meeting, with an exercise price equal to the fair market value of the common stock on the date of grant, and will vest in equal [quarterly] increments over a period of one year. Newly elected directors joining the board during the period between shareholder meetings will receive a grant for a pro rata amount of the 55,000 shares subject to option (reflecting the period of time until the next annual meeting). These equity grants will be made under the terms of the existing equity compensation plans. Outside directors will no longer receive grants of restricted stock. These new arrangements replaced the previous nonemployee director compensation program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

September 13, 2006	By:	/s/ Gerald D. Brennan, Jr.

Name: Gerald D. Brennan, Jr.
Title: Vice President, Administrative and Financial Operations; Chief Financial Officer